UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2013

Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3625 Cumberland Boulevard, Suite 1150 Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100

_____________________ (Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets.

On June 20, 2013, Preferred Apartment Communities, Inc. (the "Company") filed a Current Report on Form 8-K dated June 14, 2013 with regard to entering into a Purchase and Sale Agreement (the "Purchase Agreement") between Trail Creek Apartments, LLC ("Purchaser"), a wholly owned subsidiary of Preferred Apartment Communities Operating Partnership, L.P. ("PAC-OP"), and Oxford Hampton Partners LLC for the purchase of a fee-simple interest in a 96-unit multifamily townhome community located in Hampton, Virginia ("Trail II"). The Company is the general partner of, and owner of an approximate 98% interest in, PAC-OP. The Company amended the Original 8-K on July 12, 2013 (the "First Amended 8-K") to provide the required financial information related to its acquisition of Trail II. The Company hereby amends the Current Report on Form 8-K/A filed on July 12, 2013, reporting events on and after June 14, 2013, to provide second quarter 2013 pro forma financial information.

Item 9.01    Financial Statements and Exhibits

(b)	Pro Forma Financial Information.

Unaudited Pro Forma Consolidated Financial Statements	F-1
Unaudited Pro Forma Consolidated Statement of Operations for the twelve months ended December 31, 2012	F-2
Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2013	F-3
Notes to Unaudited Pro Forma Consolidated Financial Statements	F-4

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements have been prepared to provide pro forma information with regards to certain real estate acquisitions and financing transactions, as applicable.

The accompanying Unaudited Pro Forma Consolidated Statements of Operations of the Company are presented for the twelve months ended December 31, 2012 and the six months ended June 30, 2013 (the "Pro Forma Periods"), and include certain pro forma adjustments to illustrate the estimated effect of the Company's acquisitions and transactions as described in Note 1 as if they had occurred as of January 1, 2012. No pro forma Consolidated Balance Sheet is presented because the effects of the transactions are reflected in the consolidated historical financial statements included in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2013.

This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results as if the transactions reflected herein had occurred on the date or been in effect during the period indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company's financial results in the future and should be read in conjunction with the Company's financial statements as filed on Form 10-K for the year ended December 31, 2012 and on Form 10-Q for the interim period ended June 30, 2013.

Preferred Apartment Communities, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2012

	PAC REIT Historical (See Note 1)	Acquired MFA Properties (See Note 1)	Acquired Trail II (See Note 1)	Other (See Note 1)		PAC REIT Pro Forma
Revenues:
Rental revenues	$9,102,757	$9,683,005	$614,097	$277,195	AA	$19,677,054
Other property revenues	1,128,902	539,206	53,357	-		1,721,465
Interest income on loans and notes receivable	2,259,576	504,442	-	(671,742)	BB	2,092,276
Total revenues	12,491,235	10,726,653	667,454	(394,547)		23,490,795

Operating expenses:
Property operating and maintenance	2,370,398	2,933,490	191,772	-		5,495,660
Property management fees	410,046	346,978	28,057	82,088	CC	867,169
Real estate taxes	753,737	1,447,510	59,413	-		2,260,660
General and administrative	178,922	201,359	28,735	-		409,016
Equity compensation to directors and executives	1,251,216	-	-	-		1,251,216
Depreciation and amortization	3,595,298	-	-	12,852,031	DD	16,447,329
Acquisition costs	912	-	-	-		912
Organizational costs	1,593	-	-	-		1,593
Management fees to related party	822,723	-	-	882,977	EE	1,705,700
Insurance, professional fees, and other expenses	748,341	196,745	12,909	-		957,995

Total operating expenses	10,133,186	5,126,082	320,886	13,817,096		29,397,250

Operating income (loss)	2,358,049	5,600,571	346,568	(14,211,643)		(5,906,455)

Interest expense	2,504,679	-	-	2,736,446	FF	5,241,125
Net (loss) income	(146,630)	5,600,571	346,568	(16,948,089)		(11,147,580)

Less consolidated net (loss) income attributable to non-controlling interests	-	-	-	-		-
Net (loss) income attributable to the Company	(146,630)	5,600,571	346,568	(16,948,089)		(11,147,580)

Dividends to preferred stockholders	(450,806)	-	-	(3,114,279)	GG	(3,565,085)

Earnings attributable to unvested restricted stock	(17,094)	-	-	-		(17,094)

Net (loss) income attributable to common stockholders	$(614,530)	$5,600,571	$346,568	$(20,062,368)		$(14,729,759)

Net (loss) income per share of Common Stock attributable to common stockholders, basic and diluted	$(0.12)					$(2.85)

Weighted average number of shares of Common Stock outstanding, basic and diluted	5,172,260					5,172,260

The accompanying notes are an integral part of this consolidated pro forma financial statement.

Preferred Apartment Communities, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Six Months Ended June 30, 2013

	PAC REIT Historical	Acquired MFA Properties (See Note 1)	Acquired Trail II (See Note 1)	Other (See Note 1)		PAC REIT Pro Forma
Revenues:
Rental revenues	$9,362,672	$571,124	$687,790	$ -		$10,621,586
Other property revenues	965,052	71,884	53,247	-		1,090,183
Interest income on loans and notes receivable	3,331,943	26,803	-	(390,155)	AA	2,968,591
Total revenues	13,659,667	669,811	741,037	(390,155)		14,680,360

Operating expenses:
Property operating and maintenance	2,513,058	199,420	135,311	-		2,847,789
Property management fees	405,361	21,772	22,736	11,924	BB	461,793
Real estate taxes	1,015,577	86,961	68,053	-		1,170,591
General and administrative	290,573	12,336	16,728	-		319,637
Equity compensation to directors and executives	599,086	-	-	-		599,086
Depreciation and amortization	8,996,622	-	-	(4,705,869)	CC	4,290,753
Acquisition costs	1,231,623	-	-	(1,231,623)	DD	-
Management fees to related party	851,631	-	-	78,349	EE	929,980
Insurance, professional fees, and other expenses	575,084	11,982	16,327	-		603,393
Total operating expenses	16,478,615	332,471	259,155	(5,847,219)		11,223,022

Operating income (loss)	(2,818,948)	337,340	481,882	5,457,064		3,457,338

Interest expense	2,384,764	-	-	475,341	FF	2,860,105
Loss on early extinguishment of debt	604,337	-	-	(604,337)	FF	-
Net (loss) income	(5,808,049)	337,340	481,882	5,586,060		597,233

Less consolidated net (loss) income attributable to non-controlling interests	98,156	-	-	(108,249)	GG	(10,093)

Net (loss) income attributable to the Company	(5,709,893)	337,340	481,882	5,477,811		587,140

Dividends to preferred stockholders	(1,795,932)	-	-	(138,095)	HH	(1,934,027)

Deemed non-cash dividend	(7,028,557)	-	-			(7,028,557)

Earnings attributable to unvested restricted stock	(9,144)	-	-	-		(9,144)
Net (loss) income attributable to common stockholders	$(14,543,526)	$337,340	$481,882	$5,339,716		$(8,384,588)

Net (loss) income per share of Common Stock attributable to common stockholders, basic and diluted	$(2.15)					$(1.24)

Weighted average number of shares of Common Stock outstanding, basic and diluted	6,752,050					6,752,050

The accompanying notes are an integral part of this consolidated pro forma financial statement.

Preferred Apartment Communities, Inc.
Notes to Unaudited Pro Forma Consolidated Financial Statements

1.    Basis of Presentation

Preferred Apartment Communities, Inc., or the Company, was formed as a Maryland corporation on September 18, 2009, and has elected to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended (the "Code") effective with its tax year ended December 31, 2011. The Company was formed primarily to acquire and operate multifamily properties in select targeted markets throughout the United States. As part of its business strategy, the Company may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and may make mezzanine loans, provide deposit arrangements, or provide performance assurances, as may be necessary or appropriate, in connection with the construction of multifamily communities and other properties. As a secondary strategy, the Company also may acquire or originate senior mortgage loans, subordinate loans or mezzanine debt secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest not more than 10% of its total assets in other real estate related investments, as determined by its manager as appropriate for the Company. The Company is externally managed and advised by Preferred Apartment Advisors, LLC, or its Manager, a Delaware limited liability company and related party.

On January 17, 2013, the Company issued 40,000 shares of its Series B Convertible Preferred Stock, or Series B Preferred Stock, at a purchase price of $1,000 per share through a private placement transaction. The net proceeds totaled approximately $37.6 million after commissions. On May 9, 2013, the Series B Preferred Stock was automatically converted into shares of Common Stock at a conversion price of $7.00 per common share and resulted in the issuance of 5,714,274 shares of Common Stock. The Series B Preferred Stock paid dividends at the same rate as those declared on our Common Stock, on an as-converted basis and these pro forma financial statements do not reflect the conversion into Common Stock.

On January 23, 2013, the Company acquired three multifamily communities from the Williams Multifamily Acquisition Fund, LP, a Delaware limited partnership, or MFA: McNeil Ranch, a 192 unit community in Austin, Texas, for approximately $21.0 million; Lake Cameron, a 328 unit community in Raleigh, North Carolina, for approximately $30.5 million; and Ashford Park, a 408 unit community in Atlanta, Georgia for approximately $39.6 million. These three communities are referred to collectively as the Acquired MFA Properties.

On June 25, 2013, the Company acquired the 96 units which comprise the second phase of the Trail Creek multifamily community in Hampton, Virginia, or Trail II, which, combined with the first phase of the Trail Creek community contain a total of 300 units. In conjunction with the closing of the sale of the property, Oxford Hampton Partners LLC, or Hampton Partners, the seller of the Trail II property and also the borrower of the $6.0 million Trail II mezzanine loan held by the Company, settled the principal balance, accrued interest, and the accrued exit fee due under the terms of the mezzanine loan of approximately $283,000. The sum of the principal balance and the accrued exit fee was added to the consideration for the purchase of Trail II, which ultimately totaled approximately $18.1 million. On the same day, the Company repaid the variable rate mortgage due on the Trail Creek property from April 2011 of approximately $15.3 million and obtained a seven year, 4.22% fixed rate mortgage in the amount of approximately $28.1 million, which is secured by the combined phases of the Trail Creek community.

The Pro Forma Consolidated Statements of Operations include five columns.  The first column labeled "PAC REIT Historical" represents the actual results of operations for the year ended December 31, 2012 and the six months ended June 30, 2013 and include the results of the Acquired MFA Properties beginning with the acquisition date through June 30, 2013.  The second column, entitled "Acquired MFA Properties" represents the actual revenues and expenses of those properties for the year ended December 31, 2012 and for the period of January 1, 2013, until the date of acquisition on January 23, 2013.  The third column, entitled "Acquired Trail II" represents the actual revenues and expenses of the Trail II property for the year ended December 31, 2012 and for the period of January 1, 2013, through June 30, 2013.  The "Other" column represents the pro forma adjustments required to reflect the acquired properties as described in note 2.

The results presented on Pro Forma Consolidated Statements of Operations assume the acquisitions of Trail II and the Acquired MFA Properties all closed on January 1, 2012 and present pro forma operating results for the twelve months ended December 31, 2012 and the six months ended June 30, 2013. The Trail II community commenced business operations effective with the receipt of a certificate of occupancy on the first building in that phase and the signing of

Preferred Apartment Communities, Inc.
Notes to Unaudited Pro Forma Consolidated Financial Statements

the first leases by residents in March 2012. These pro forma financial statements should not be considered indicative of future results.

2.     Adjustments to Unaudited Pro Forma Consolidated Statements of Operations

The adjustments to the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2012 are as follows:

    (AA)    Included in the Company's allocation of the MFA Acquired Properties' purchase prices to the fair values of assets and liabilities acquired were the values of below market leases, which totaled $277,195. These liabilities were amortized in full into income during the pro forma twelve month period ended December 31, 2012. There were no such liabilities identified during the purchase price allocation related to the acquisition of Trail II.

(BB)    Since the acquisition of Trail II is assumed to have occurred on January 1, 2012 on these Unaudited Pro Forma Consolidated Statements of Operations, the historical interest revenue related to the Trail II mezzanine loan earned during 2012 has been reversed.

(CC)    Effective with the purchase of the MFA Acquired Properties and Trail II by the Company, the property management fee was increased from 3% of monthly gross rental income to 4% of monthly gross rental income, as stipulated in the Management Agreement. The pro forma adjustment reflects this additional cost burden on the MFA Acquired Properties' operations. During 2012, the Trail II property was still under construction, with the first building completed in March and the final building in August. During this period, the property was charged a management fee of 3% of revenues with a minimum charge of $20 per unit per month. Since these combined charges were in excess of 4% of monthly gross rental income for the twelve months ended December 31, 2012, no pro forma adjustment was made.

(DD)    Reflected in the pro forma adjustment is the Company's estimate of the depreciation and amortization charges that would have been recorded by the Company. The pro forma adjustment assumes a straight-line depreciation method using a 30 year life for MFA Acquired Properties' buildings, 40 year life for Trail II buildings, five to ten years for acquired building improvements and furniture fixtures and equipment, and for acquired intangible assets, approximately six months and seven months for the MFA Acquired Properties and Trail II, respectively, based upon the average remaining lease terms for acquired leases in place. The values of customer relationship intangible assets are amortized over the estimated remaining useful lives, which are estimated as the average remaining lease term plus the average estimated renewal period.

(EE)    The estimated asset management fee is based on 0.5% of the total value of the Company's assets based on their adjusted cost before reduction for depreciation, amortization, impairment charges and cumulative acquisition costs charged to expense in accordance with GAAP (adjusted cost will include the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs).

(FF)    Reflected in the pro forma adjustment is the Company's estimate of interest expense incurred on the debt financings used to acquire (i) the MFA Acquired Properties, based upon the actual fixed 3.13% interest rate that was negotiated when the loans closed on January 23, 2013, and (ii) Trail II, based upon the actual fixed 4.22% interest rate that was negotiated when the loan financing both phases closed on June 25, 2013. The interest rates negotiated result in a combined annual interest expense of approximately $3.2 million. Included in this amount is annual amortization expense of loan origination costs of approximately $71 thousand for the new Trail financing and approximately $126 thousand for the MFA Acquired Properties. Aggregate loan origination costs were approximately $1.4 million for the financings of the Trail II and the MFA Acquired Properties. The pro forma adjustment assumes a straight-line amortization method, which approximates the effective yield method, assuming a 7 year term on the debt financings.

(GG)    The terms of the Series B Preferred Stock include an option of conversion to Common Stock, conditional upon approval by the current holders of Common Stock, which occurred on May 9, 2013. From the date of issue until conversion, holders of the Series B Preferred Stock are entitled to dividends on a pro rata basis at the

Preferred Apartment Communities, Inc.
Notes to Unaudited Pro Forma Consolidated Financial Statements

same rate as dividends declared on the Company's Common Stock, calculated on an as-converted basis. For pro forma purposes, the Series B Preferred Stock was assumed to have been issued on January 1, 2012 to finance the acquisition of the MFA Acquired Properties. The Pro Forma Statement of Operations does not assume conversion to Common Stock during the twelve-month period ended December 31, 2012. The adjustment presented for dividends to preferred stockholders is calculated based upon the per-share Common Stock dividends actually declared during 2012, on 5,714,274 as-converted shares.

The adjustments to the Unaudited Pro Forma Consolidated Statement of Operations for the six-month period ended June 30, 2013 are as follows:

(AA)    Since the acquisitions of the MFA Acquired Properties and Trail II are assumed to have been acquired on January 1, 2012 on these Unaudited Pro Forma Consolidated Statements of Operations, the historical interest income related to the Trail II mezzanine loan earned in the first six months of 2013 was reversed.

(BB)    Effective with the purchase of the MFA Acquired Properties and Trail II by the Company, the property management fee was increased from 3% of monthly gross rental income to 4% of monthly gross rental income, as stipulated in the Management Agreement. The pro forma adjustments reflect this additional cost burden on the properties' operations.

(CC)    Reflected in the pro forma adjustment is (i) the Company's estimate of the depreciation charges that would have been incurred by the MFA Acquired Properties for the period of January 1, 2013 through January 22, 2013, (ii) the removal of historical amortization expense related to acquired intangible assets for the MFA Acquired Properties and for Trail II that were fully amortized on a pro forma basis during 2012, and (iii) the Company's estimate of the depreciation charges that would have been incurred by the Trail II property for the period of January 1, 2013 through June 30, 2013.

(DD)    The acquisition cost adjustment is made in order to remove the actual acquisition costs related to the property acquisitions reflected in the historical financial statements, since they are nonrecurring costs of the specific acquisitions.

(EE)    The estimated asset management fee is based on 0.5% of the total value of the Company's assets based on their adjusted cost before reduction for depreciation, amortization, impairment charges and cumulative acquisition costs charged to expense in accordance with GAAP (adjusted cost will include the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs). In calculating the estimated asset management fee, the Company used the total assets from the June 30, 2013 pro forma balance sheet, as adjusted, plus the pro forma acquisition costs incurred on the MFA Acquired Properties and the Trail II property. In addition, a similar adjustment is included for general and administrative expense fees, recorded as 2% of gross revenues of the MFA Acquired Properties for the portion of 2013 preceding the acquisition date and 2% of the gross revenues of Trail II for the six months ended June 30, 2013.

(FF)    Reflected in the pro forma adjustment is the Company's estimate of interest expense on the debt financings for the MFA Acquired Properties, based upon the actual fixed 3.13% interest rate that was negotiated when the loans closed on January 24, 2013, for the period of January 1, 2013 through January 22, 2013 and pro forma interest expense on the combined Trail property, based upon the actual fixed 4.22% interest rate that was negotiated when the loan financing both phases closed on June 25, 2013. The interest expense adjustments also include amortization of associated debt issuance costs. Aggregate loan issuance costs for the MFA Acquired Properties and the Trail II property totaled approximately $1.4 million. In addition, the Company recorded a loss on the early extinguishment of mortgage debt it assumed with the acquisition of Trail II and subsequently refinanced. Since the Company assumes for pro forma purposes that the refinancing on the combined Trail properties was to have occurred on January 1, 2012, an adjustment was made to eliminate the historical loss for pro forma purposes.

(GG)    On January 3, 2013, the 106,988 outstanding Class B Units for 2012 became fully vested and earned and automatically converted to Class A Units of the Operating Partnership. As Class A Units, they became entitled to pro-rata distributions of profit and allocations of loss as non-controlling interests of the Operating Partnership. The

Preferred Apartment Communities, Inc.
Notes to Unaudited Pro Forma Consolidated Financial Statements

weighted-average percentage of ownership by the non-controlling interests was approximately 1.69% for the six-month period ended June 30, 2013. This adjustment reflects the pro-rata adjustment to the amount of net income (loss) attributable to the non-controlling interests.

(HH)    This adjustment represents an accrual of dividends payable on the Series B Preferred Stock, at the same rate and frequency as Common Stock dividends and on an as-converted basis, for the period of January 1, 2013 through January 22, 2013. For pro forma purposes, the Series B Preferred Stock was assumed to have been issued on January 1, 2012 to finance the acquisition of the MFA Acquired Properties, and remained outstanding until its conversion to Common Stock, which occurred on May 16, 2013. The adjustment presented for dividends to preferred stockholders is calculated based upon the per-share Common Stock dividends actually declared, on 5,714,274 as-converted shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: August 29, 2013	By:	/s/ John A. Williams
John A. Williams
Chief Executive Officer